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                                                                    EXHIBIT 99.1

                             LDM TECHNOLOGIES, INC.
              ANNOUNCES AMENDMENT TO EXCHANGE OFFER FOR ITS 10.75%
                       SENIOR SUBORDINATED NOTES DUE 2007


Auburn Hills, Michigan, July 2, 2002 - LDM Technologies, Inc. (the "Company" or "LDM") today announced that it has extended the expiration date for its exchange offer (the "Exchange Offer") for any and all $110 million in outstanding principal amount of its 10.75% senior subordinated notes due 2007 (144A - CUSIP No. 50182PAC3) (the "Old Notes").

The expiration date for the Exchange Offer has been extended from 11:59 p.m., New York City time, on July 2, 2002 to 11:59 p.m., New York City time, on July 16, 2002, unless further extended. As of 3:00 p.m. July 2, 2002, the Company had received no additional tenders from holders of the Old Notes outstanding.

The complete terms of the Exchange Offer are contained in the Offering Memorandum dated May 6, 2002 and the Supplements No. 1 and 2 thereto dated June 12, 2002 and July 2, 2002, respectively.

Supplement No. 2 dated July 2, 2002 amends the consideration offered to holders. The Company is now offering to exchange $850 principal amount of new 11 3/4% Senior Notes due 2007 (the "New Notes") and $10.00 cash for each $1,000 principal amount of the Old Notes. Other than the increased consideration, all other terms remain identical to the original offer as amended by Supplement No. 1.

Holders may withdraw their tenders of Old Notes at any time prior to the expiration date. Holders of Old Notes who have previously validly tendered (and not properly withdrawn) their Old Notes therewith pursuant to the terms set forth in the Exchange Offer need not take any further action to tender their Old Notes.

The New Notes offered in the Exchange Offer will not, upon issuance, be registered under the Securities Act of 1933, as amended, and will only be offered in the U.S. to qualified institutional buyers and institutional accredited investors in a private transaction, and outside the U.S. to persons other than U.S. person in offshore transactions. The Company will enter into a registration rights agreement pursuant to which it will agree to file an Exchange Offer registration statement with the SEC with respect to the new notes.

Informational documents relating to the Exchange Offer will only be distributed to eligible investors who complete or have completed and returned an Eligibility Letter. The Eligibility Letter has already been sent to investors in a general distribution. If you would like to receive this Eligibility Letter, please contact Tom Long at D.F. King & Co., the Information Agent for the Exchange Offer, at (212) 493-6920.


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The Company, from time to time, may make written or oral statements containing forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. When used, the words "anticipate," "believe," "estimate" and "expect" and similar expressions are generally intended to identify forward-looking statements. Readers are cautioned that any forward-looking statements, including statements regarding the intent, belief or current expectations of the Company or its management, are not guarantees of future performance and involve risks and uncertainties, and that the actual results may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to: (i) general economic conditions in the markets in which the Company operates or will operate; (ii) fluctuations in worldwide or regional automobile and light and heavy truck production; (iii) labor disputes involving the Company or its significant customers or suppliers; (iv) changes in practices and/or policies of the Company's significant customers toward outsourcing automotive components and systems; (v) foreign currency and exchange fluctuations; and (vi) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company does not intend to update these forward-looking statements.


Contact: Brad Frederick, LDM Technologies Inc.  (248) 858-2800